UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2013

Liberty Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

12300 Liberty Boulevard Englewood, CO 80112
(Address of Principal Executive Office)

(303) 220-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

UPC Broadband Holding B.V. (UPC Broadband Holding) is an indirect subsidiary of Liberty Global, Inc. On April 29, 2013, UPC Broadband Holding entered into a new additional facility accession agreement (the Additional Facility AG1 Accession Agreement) under UPC Broadband Holding's senior secured bank facility (as amended, the UPC Broadband Holding Bank Facility).  Pursuant to the Additional Facility AG1 Accession Agreement, the existing term loan facility AG (Facility AG) under the UPC Broadband Holding Bank Facility was upsized by a Facility R lender (the Rolling R Lender) and a Facility S lender (the Rolling S Lender) agreeing to roll their respective existing Facility R and Facility S commitments into Facility AG, in an aggregate principal amount of €82.0 million ($107.2 million at the May 2, 2013 exchange rate). On May 2, 2013, the Rolling R Lender novated €78.4 million ($102.5 million at the May 2, 2013 exchange rate) of its Facility R commitment and the Rolling S Lender novated €3.6 million ($4.7 million at the May 2, 2013 exchange rate) of its Facility S commitment under the UPC Broadband Holding Bank Facility to Liberty Global Services B.V. (Liberty Global Services), a direct subsidiary of UPC Broadband Holding. Liberty Global Services, the initial lender under the Additional Facility AG1 Accession Agreement, novated its Facility AG1 commitment to the Rolling R Lender and the Rolling S Lender. The final maturity date for Facility AG1 is March 31, 2021.  Facility AG1 bears interest at a rate of EURIBOR plus 3.75%.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.         Name

4.1
Additional Facility AG1 Accession Agreement, dated April 29, 2013, among UPC Financing Partnership as Borrower, The Bank of Nova Scotia as Facility Agent and Security Agent and Liberty Global Services B.V. as Additional Facility AG1 Lender, under the UPC Broadband Holding Bank Facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: May 2, 2013

Exhibit Index

Exhibit No.         Name

4.1
Additional Facility AG1 Accession Agreement, dated April 29, 2013, among UPC Financing Partnership as Borrower, The Bank of Nova Scotia as Facility Agent and Security Agent and Liberty Global Services B.V. as Additional Facility AG1 Lender, under the UPC Broadband Holding Bank Facility.